Exhibit 99.9

Explanation after the Verification of Relevant Question in the Letter of Implementation of the Audit Center’s Opinions on Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd.

To Shanghai Stock Exchange,

In accordance with the requirements in the Letter of Implementation of the Audit Center’s Opinions on Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 241) (hereinafter referred to as “Letter”) issued by you on June 22, 2022, Ernst & Young Hua Ming LLP (the “Accountant” or the “Reporting Accountant”), as the reporting accountant of Beijing Tongmei Xtal Technology Co., Ltd. (the “Issuer”, the “Company” or “Beijing Tongmei”) in its initial public offering and Star Market listing of shares, explains relevant questions raised in the Letter item by item as follows.

Q3. The Issuer is requested to further explain: (1) the Issuer’s pricing policy on related sales to AXT during the reporting period; (2) comparison between the Issuer’s price for sales to AXT and AXT’s price for sales to end customers, and the rationality of price difference.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue opinions thereon.

Reply:

I. Explanations from the Issuer

(I) The Issuer’s pricing policy on related sales to AXT during the reporting period;

As the controlling shareholder of the Issuer, always subject to the uniform arrangement at the group level, AXT was responsible for the sales of semiconductor substrate materials in overseas markets. On the whole, the sales price of compound semiconductor substrates sold by the Company to AXT was determined based on the Issuer’s production cost plus a certain profit margin, and the latter is related to the positions and roles of the Company and AXT in the transaction chain. On the basis of the overall pricing policy, for the pricing policy for different types of substrate materials, the impact of the degree of competition in the market, the status of the Company's products in the industry and other factors were taken into account.

An overall comparison between the overall sales price of GaAs, InP and germanium substrates sold by the Company to AXT and those of the same products sold by AXT to other parties during the reporting period is as follows:

Unit: RMB yuan/piece

Item	Aggregation of 2019-2021
	Price of products sold to AXT	Price of products sold by AXT to other parties	Difference
GaAs substrate	391.18	377.11	3.73%
InP substrate	483.15	1,275.32	-62.12%
Germanium substrate	428.07	430.54	-0.57%

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1. GaAs substrate: The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, because: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties, and the sales price offered by the Company to AXT is reasonable.

2. InP substrate: The price at which the Company sold InP substrates to AXT is lower than AXT’s price for sales to end customers, mainly because: in the early reporting period, AXT made a great contribution to the market development, customer maintenance and application development of InP substrates, for which it bore high costs and expenses. During the reporting period, the weighted average gross profit margin of the Company's sales of InP substrate products to AXT was 7.67%, with a certain space for gross profits.

With the increase in the demand for InP substrates in the domestic market, the proportion of the sales volume has also increased. As a main sales subject in overseas markets, AXT has played a smaller and smaller role in the overall sales arrangement of InP substrates year by year during the reporting period. Therefore, the difference between the Company’s selling price offered to AXT and that offered by AXT to other parties has also declined from -68.85% in 2019 to -59.41% in 2020, and reached -51.81% in 2021.

To sum up, the Company’s pricing on sales of InP substrates to AXT is reasonable.

3. Germanium substrate: The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, because the reason for which is as follows: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the

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Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties. The Company’s pricing on sales to AXT is reasonable.

4. Reasons for differences in pricing strategies for different products of the Company

To sum up, the transaction prices of the GaAs substrates and germanium substrates sold by the Company to AXT were based on those of the same products sold by AXT to other parties, with almost no difference, while for InP substrates, there were certain differences. The main reasons are as follows:

(1) The competitive pattern of the products differs significantly, and the bargaining ability is different

Regarding GaAs substrate products, in 2019, the Company’s global market share was 13%, ranking fourth in the world. From the perspective of the overall competition pattern, there were a large number of companies engaged in GaAs substrate business around the world, and there were no significant differences between the Company and its international competitors such as Freiberger and Sumitomo in the technical level, product quality, application direction and other aspects. Thus, there was a fierce market competition.

Regarding germanium substrate products, currently, there are few application scenarios for germanium substrate products, which are mainly used in space solar cells. In the international market, due to the Company’s complete relocation of its germanium substrate production base to China, the Company’s germanium substrate products have gradually withdrawn from the U.S. aerospace market. At present, the Company’s overseas markets are mainly located in Europe and Asia, and Umicore has a higher market share in germanium substrate business than the Company. In the domestic market, as Yunnan Germanium has gradually entered into the market, market competition has been intensified to some extent.

As for InP substrate products, in 2020, the Company’s global market share was 36%, ranking second in the world, with a prominent market position and strong

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bargaining ability. Meanwhile, there are only a small number of companies that can provide InP substrates around the world, and the Company, Sumitomo and JX Japan have occupied 91% of the global InP substrate market share in 2020. Besides, the Company has certain advantages over Japanese manufacturers in terms of the downstream application technology development for InP substrates, holding a stronger position in the market of such products.

To sum up, the global market position and competitive advantages of the Company’s InP substrate products are stronger than those of its GaAs substrates and germanium substrates, and thus have stronger ability to bargain with the customers. From the perspective of transaction pricing with end customers, InP substrates have a higher profit margin in the market. According to simulation calculation based on the terminal sales price of AXT, in 2021, the gross profit margin of the Company’s InP substrates was 57.47%, while that of GaAs substrates and germanium substrates was 23.86% and 1.18% respectively. Due to the different profit margins for different products, as long as the Company can obtain certain gross profits, there is a large room for increasing the price of InP substrate products for AXT.

(2) AXT has made great contributions to the market development, customer maintenance and application technology development of InP substrate products

Before 2015, due to the weak foundation of the domestic compound semiconductor sector, almost all the InP substrate products of the Company were sold to overseas markets. During the reporting period, with the fast development of the domestic semiconductor sector, the domestic sales proportion of the Company’s InP substrates continued to increase, while the overseas markets are still the main markets for the Company’s InP substrate products. For a long time, the market development, customer maintenance, client end application R&D and other work for InP substrate products in overseas markets have been carried out mainly by AXT. Thus, AXT has made great contributions to the promotion of InP substrates as well as the expansion thereof to wearable device sensors and other new application fields, and has also made great contributions to the global leading position seized by the Company with its InP

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substrate products.

During the reporting period, the Issuer’s sales revenues from AXT were RMB 221,449,800, RMB 281,965,100 and RMB 59,797 ,000 respectively, accounting for 47.91%, 48.35% and 6.97% of the revenues respectively. In March 2021, AXT switched its overseas semiconductor substrate material sales business and customers to AXT-Tongmei. In May 2021, the Company completed the acquisition of AXT-Tongmei, AXT will no longer conduct sales business after the fulfillment of the existing orders, and since July 2021, the affiliated sales with AXT has been thoroughly terminated.

During the reporting period, the differences between the Company’s sales price to AXT and AXT’s sales price to end customers is reasonable. There was no benefit transfer in the transactions between the Company and AXT, and there was no adjustment to the Issuer’s profits through the above related-party transactions.

1. Overall pricing policy

During the reporting period, the products sold by the Company to AXT were mainly sold to Osram, Landmark Optoelectronics, Win Semiconductor, and other overseas customers.

The selling prices at which the Company sold compound semiconductor substrates to AXT were determined according to the production costs of the Issuer with the addition at a certain profit margin. During the reporting period, the transactions between the Company and AXT were priced with reference to the profit margin of the previous mode of processing materials supplied by customers, as well as the positions of both parties in the transaction chain, their functions in realizing the final sales process of the products, and the range of profit margins of comparable companies engaging in similar businesses in the Analysis Report for Transfer Price issued by a transfer price consulting institution.

The specific pricing method and determination: See “(IV) Fairness of Transaction Pricing between the Issuer and AXT” under “Question 4 About sales revenue and gross profit margin” in the Reply to the Review Inquiry Letter of Second Round for

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Application Documents on Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd.

2. Pricing principle by product

For different products sold by the Company to AXT, the Company has developed different pricing principles based on market competition, future development prospect, the Company’s status in the industry and other factors that are different.

For GaAs substrates and germanium substrates, to determine the prices of products sold to AXT, the Company’s production cost, addition range and product parameters, as well as the prices offered by AXT to other parties, should be taken into account. For InP substrates, to determine the prices of products sold to AXT, the Company’s production cost, addition range and product parameters, as well as the contribution to and investment in the market development, customer maintenance and application R&D of InP substrates, should be taken into account. Details are as follows:

(1) The competition in GaAs substrates and germanium substrates in the international market is fierce, with customers that are good at price negotiation. Thus, prices offered by peer companies do not differ a lot, and the gross profit margin in the terminal market is also lower than that of InP substrates. On this basis, the Company needs to ensure its own profit space. Therefore, the prices of GaAs substrates and germanium substrates sold by the Company to AXT and those offered by AXT to other parties do not differ a lot.

Besides, the market size of GaAs substrates is growing fast. According to Yole’s statistics, the shipment volume of GaAs substrates in 2021 is expected to increase by 26.98% compared to that in 2020. With the expansion of the market size and the steady expansion of the Company’s capacity for GaAs substrate production, AXT, as a sales subject in overseas markets, has adopted price concessions, so as to expand its market share in the GaAs substrate market.

(2) For InP substrates, the Company, as the world’s second largest manufacturer in the market share, has a good bargaining ability and room for bargaining, with a relatively high gross profit margin. Besides, based on the role played by AXT in the

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development of overseas markets and the maintenance of customers and the costs it assumes, the Company has offered it a relatively low sales price.

In recent years, the market demand for InP substrates has grown fast. During the reporting period, the Company’s sales of InP substrates increased by 61.48%, and its revenue proportion in the Company increased by 156.85%. In addition, it became the semiconductor substrate material with the highest revenues in 2021. In the future, with the continuous increase in demands in optical communications, data centers, sensors and other application fields, and the gradual implementation of the domestic policy of “channel computing resources from the east to the west”, InP substrates still maintained a high growth trend. Thus, in terms of the Company’s strategic layout, InP substrates are also a focus of the Company layout both during the reporting period and in the future. Meanwhile, as AXT played the role of selling products in the overseas market from the perspective of the controlling shareholder at the early stage of the reporting period, the Company, in order to maintain its competitiveness in the global market, continued to expand its market share and gave certain concessions.

(3) Other impact factors

For the sales of semiconductor substrate products to AXT, the Company also takes into account factors related to the purchase volume and product parameters, such as the purchase volume and the substrate size, the difference in doping elements, the deviation of the positioning edge of the substrate, the corrosion pit density of the substrate, the thickness and thickness fluctuation value of the of the substrate, and the carrier concentration.

In summary, the price of products sold by the Company to AXT has certain fluctuations.

(II) Comparison between the Issuer’s price for sales to AXT and AXT’s price for sales to end customers, and the rationality of price difference.

During the reporting period, the comparison between the price at which the Company sold products to AXT and AXT’s price for external sales is as follows:

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In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	AXT’s price for sales to end customers	Variation	Price for sales to AXT	AXT’s price for sales to end customers	Variation	Price for sales to AXT	AXT’s price for sales to end customers	Variation
GaAs substrates	347.36	342.11	1.53%	439.92	381.62	15.28%	352.88	395.01	-10.67%
InP substrates	662.39	1,375.43	-51.84%	500.58	1,233.37	-59.41%	415.80	1,334.73	-68.85%
Germanium substrates	389.15	435.92	-10.73%	438.06	438.14	-0.02%	427.30	431.77	-1.04%

The difference between the price at which the Company sold products to AXT and AXT’s price for external sales is mainly reflected in AXT’s services, customs duty, consignment sales, and difference in product specification and exchange rate caused by time difference, etc. The details are as follows:

The difference between the Company’s sales price to AXT and AXT’s sales price to end customers is reasonable. There was no benefit transfer in the transactions between the Company and AXT, and there was no adjustment to the Issuer’s profits through the above related-party transactions.

1. GaAs substrates

During the reporting period, the variation between the Company’s price for sales of GaAs substrates to AXT and the price it offers to other parties was small on the whole. The difference in 2019 and 2020 was relatively significant, mainly due to product specification and exchange rate differences caused by sales time difference. If the sales amount and quantity of GaAs substrates during the reporting period are combined, the price comparison will be as follows:

In RMB/piece

Item	Aggregation of 2019-2021
	Price for sales to AXT	AXT’s price for sales to end customers	Variation
GaAs substrates	391.18	377.11	3.73%

The difference between the price at which the Issuer sold GaAs substrates to AXT and AXT’s price for sales to end customers was small, because: GaAs substrates were highly competitive in the international market and its customers had strong bargaining power; in order to continue to expand GaAs substrates’ international market share, as

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long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties.

(1) Exchange rate fluctuation

During the reporting period, fluctuations of the USD/RMB exchange rate are as follows:

Average exchange rate: central parity rate: USD/RMB

During the reporting period, the beginning USD/RMB exchange rate was 6.79, while the ending exchange rate was 7.01, 6.54 and 6.37 respectively. The Issuer calculated the revenue from AXT based on the current weighted average exchange rate during which the transaction occurs, while AXT settled in JPY, USD, EUR, etc. on the one hand, and calculated the average price of its sales to other parties upon conversion at the ending exchange rate during the reporting period on the other hand. Thus, the comparison of the above prices was based on the trend of exchange rate fluctuations in each year. In 2019, the exchange rate of AXT was higher than that of the Company, so that the price of the products sold by the Company to AXT was lower than that of the same products sold by it to other parties; in 2020 and 2021, the exchange rate of AXT was lower than that of the Company, so that the price of the products sold by the Company to AXT was higher than that of the same products sold by it to other parties.

(2) Different sales time

As the time when the Company sold products to AXT was different from that

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when it sold products to other parties, there were differences in the specifications and unit price of the products sold by both parties at each phase of the reporting period. Meanwhile, during the reporting period, AXT settled payments with Osram and other customers by means by consignment, and adopted zero-inventory management. AXT could recognize the revenue only when the products were manufactured and claimed by it, resulting in the difference in the time of recognizing the revenue from products sold by Beijing Tongmei to AXT and the time of recognizing the revenue from products sold by AXT to Osram.

In summary, the difference between the price at which the Company sold GaAs substrates to AXT and AXT’s price for external sales is small, and the Company’s pricing on sales to AXT is reasonable.

2. InP substrates

The price at which the Company sold InP substrates to AXT is lower than AXT’s price for sales to end customers, mainly because: in the early reporting period, AXT made a great contribution to the market development, customer maintenance and application development of InP substrates, and bore high costs and expenses.

Prior to 2015, due to the weak base of the domestic compound semiconductor industry, almost all of the Company’s InP substrates were sold to the overseas market. During the reporting period, with the rapid development of the domestic semiconductor industry, the domestic sales proportion of the Company’s InP substrates kept increasing, but the overseas market is still the Company’s main market of InP substrates at present. During the reporting period, the proportion of export quantity of the Company’s InP substrates was 79.88%, 77.18% and 59.77%, respectively. For a long time, AXT has mainly carried out market development, customer maintenance, application development and other work for the Company’s InP substrates in overseas markets, and has made a great contribution to the business of InP substrates.

The main customers of the Company’s InP substrates in overseas markets include IQE, Landmark Optoelectronics, Visual Photonics Epitaxy, Win Semiconductor and other world-leading optical chip, optical module epilayer and device manufacturers. In

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order to ensure the stability of supply chain and smooth communication of process and R&D, the world’s leading optical chip, optical module epilayer and device companies prefer to purchase from overseas. At the beginning of the reporting period, AXT, as the subject of overseas sales and application development for the Company’s InP substrates, undertook the function of developing overseas customers and providing epitaxial performance matching research. During the reporting period, AXT’s sales and R&D expenditures were USD 4,508,400, USD 4,967,600 and USD 1,215,900 respectively, contributing significantly to overseas sales, customer maintenance and application development for InP substrates.

For the above reasons, and based on the fact that the Company maintained a certain markup rate in the price of InP substrates sold to AXT, during the reporting period, the weighted average gross profit rate of InP substrates sold by the Company to AXT was 7.67%. Therefore, the price at which the Company sold InP substrates to AXT is reasonable.

3. Germanium substrates

On the whole, there is little difference between the price at which the Company sold products to AXT and AXT’s price for external sales in 2019 and 2020. The variation in 2021 was -10.73%, mainly due to the difference in product specification and exchange rate caused by sales time difference. AXT sold germanium substrates mainly to Osram, which implemented zero-inventory management mode. AXT could recognize revenue only when the products were used by its production personnel, so there was a difference between the revenue recognition period of germanium substrates sold by Beijing Tongmei to AXT and that of products sold by AXT to Osram. If the sales amount and quantity of germanium substrates during the reporting period are combined, the price comparison will be as follows:

In RMB/piece

Item	Aggregation of 2019-2021
	Price for sales to AXT	AXT’s price for sales to end customers	Variation
Germanium substrates	428.07	430.54	-0.57%

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The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, because: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties.

In summary, the difference between the price at which the Company sold germanium substrates to AXT and AXT’s price for external sales is small, and the Company’s pricing on sales to AXT is reasonable.

4. The Company no longer carries out related transactions with AXT, and there was no benefit transfer involved in the transactions between the Company and AXT during the reporting period, without material adverse impact on the Company

The transaction mode and transaction price between the Company and AXT were determined by AXT’s organizational structure and long-term business development model. AXT, founded in California, the U.S. in December 1986, initially had a complete R&D and production system, and directly performed market exploitation. In 1998, AXT determined to start business in Mainland China; later, it gradually transferred its R&D and production system to Mainland China, and established Beijing Tongmei. Subsequently, AXT terminated its manufacturing operations in the U.S. and only retained overseas sales, overseas procurement and part of application research and development. The products sold by the Company to AXT were priced by a cost plus manner, which fixed the sales price; while AXT may enjoy certain price differences through selling the products to overseas customers, so as to ensure the normal operation of AXT and support its application development. At present, AXT-Tongmei has completed the business and customer transfer with AXT, and undertaken AXT’s overseas sales, purchase, and application development. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021.

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The Company held the Seventh Meeting and the Eleventh Meeting of the First Board of Directors for review of related transactions during the reporting period, which were approved by the general meeting of shareholders; the independent directors gave clear opinions on the legality of the review procedures performed for related transactions and the fairness of transaction prices during the reporting period.

In addition, local tax authorities of the Company and its domestic subsidiaries have issued the “Compliance Certificate” or “Notification of Tax-related Information Inquiry Results”, which proved that “the Company declared and paid taxes in accordance with the relevant tax laws, regulations and normative documents during the reporting period; and there were no tax arrears or administrative penalties due to tax violations”.

In summary, the difference between the Company’s price for sales to AXT and AXT’s price for sales to end customers is reasonable. There was neither benefit transfer involved in the transactions between the Company and AXT nor adjustment of the Issuer’s profit through such related transactions, without material adverse impact on the Company. Since March 2021, the Company has sold products to overseas customers through AXT-Tongmei. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021, and the related sales between the Company and AXT have been completely terminated.

II. Intermediaries’ Verification

(I) Verification procedures

The Reporting Accountant performed the following verification procedures:

1. Inspecting the Company’s sales ledger to understand the products sold by the Company to AXT as well as the quantity, price and other information;

2. Inspecting AXT’s sales and procurement ledgers to learn information about AXT’s customers, sales prices and procurements from the Issuer;

3. Cross-comparing and analyzing the Company’s ledger for sales to AXT and AXT’s sales ledger to other parties;

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4. Inspecting AXT’s main sales contracts, AXT’s sales related outbound delivery orders and statements, as well as AXT’s main procurement contracts, raw material warehouse warrants and other documents;

5. Analyzing and comparing the price at which the Company sold products to AXT and the average selling price of products of the Company;

6. Inspecting industry reports issued by Yole, and understanding the market share of the Company’s products, the main uses of the products and other information;

7. Inspecting annual reports of Yunnan Lincang Xinyuan Germanium Industry Co., Ltd., obtaining the sales price and other information of the comparable companies in the same industry, and making a comparison and analysis with relevant data of the Company;

8. Interviewing AXT to understand the transactions between the Company and AXT; obtaining the bank statements of the main payees and main payers of the Issuer and AXT, selecting samples to verify the capital settlement status of the Issuer and AXT, and checking them with the bookkeeping vouchers, original bank receipts and disbursements, etc. of the Issuer;

9. Inspecting the materials of the board meetings and general meetings of shareholders related to the Company’s review of related transactions;

10. Inspecting the Analysis Report for Transfer Price issued by the transfer price consulting institution, introducing the internal evaluation experts of the Reporting Accountant to analyze the transfer price of the Issuer, and comparing the analysis results with the results in the Analysis Report for Transfer Price issued by the institution engaged by the Issuer.

(II) Verification opinions

Upon verification, the Reporting Accountant believes that based on the audit work on the overall financial statements of Beijing Tongmei in 2019, 2020 and 2021 and the above procedures, the Issuer’s explanation on the said question is consistent with what we know.

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